1 Fiscal Year 2016 Results FY17 Outlook Jerry Sheridan President & CEO, AmeriGas

2 This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K and quarterly reports on Form 10-Q for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, political, regulatory and economic conditions in the United States and in foreign countries, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. AmeriGas undertakes no obligation to release revisions to its forward- looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non-GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure. About This Presentation

3 Fiscal Year Recap Jerry Sheridan President & CEO, AmeriGas

4 FY16 Adjusted EBITDA1  Retail volumes sold for FY16 decreased 10% to 1.07 billion gallons from 1.18 billion gallons in the prior year  2nd warmest year in 121 years $619 $543 $0 $100 $200 $300 $400 $500 $600 $700 FY15 FY16 1 Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation.

5 Growth Initiatives National Accounts  Added 39 accounts and renewed 40 agreements AmeriGas Cylinder Exchange  Added new business that represents sales of ~ 1 million cylinders M&A  Closed six tuck-in acquisitions adding ~10 million gallons annually

6 Continuing to Deliver Value  12th consecutive annual distribution increase  Outstanding total unitholder returns: Annualized Total Returns 1 Year 5 Year 10 Year 19.8% 8.8% 12.2%  Looking ahead we expect adjusted EBITDA of $660 – $700 million in FY171 1 Because we are unable to predict certain potentially material items affecting net income on a GAAP basis, principally mark-to-market gains and losses on commodity derivative instruments, we cannot reconcile 2017 Adjusted EBITDA, a non-GAAP measure, to net income attribute to AmeriGas Partners, L.P., the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. Adjustments that management can reasonably estimate are provided in the appendix.

7 Appendix

8  The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income.  EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA and Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's EBITDA in its disclosures about its business segments as the profitability measure for its domestic propane segment. AmeriGas Supplemental Footnotes

9 AmeriGas Adjusted EBITDA (Millions of dollars) Year Ended September 30, EBITDA and Adjusted EBITDA: 2016 2015 Net income attributable to AmeriGas Partners 207.0$ 211.2$ Income tax (benefit) expense (a) (1.6) 2.9 Interest expense 164.1 162.8 Depreciation 146.8 152.2 Amortization 43.2 42.7 EBITDA 559.5 571.8 (Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions (66.1) 47.8 A d loss on extinguishments of debt 48.9 - Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions 0.7 (0.4) Adjusted EBITDA 543.0$ 619.3$ (a) Includes the impact of rounding.

10 AmeriGas Adjusted EBITDA Guidance (Low End) (High End) Adjusted EBITDA (estimate) 660,000$ 700,000$ Interest expense (estimate) 160,000 159,000 Income tax expense (estimate) 3,000 3,000 Depreciation (estimate) 141,000 141,000 Amortization (estimate) 43,000 43,000 Forecast Fiscal Year Ending September 30, 2017 (Thousands)

11 Investor Relations: Will Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com